Exhibit 21



                              List of Subsidiaries
                                       Of
                      Furniture Brands International, Inc.




                                                               Jurisdiction of
    Name of Subsidiary                                         Incorporation
    ------------------                                         ---------------

Action Transport, Inc.                                           Delaware

Action Industries, Inc.                                          Mississippi

Broyhill Furniture Industries, Inc.                              North Carolina

Broyhill Transport, Inc.                                         North Carolina

Fayette Enterprises, Inc.                                        Mississippi

Lane Advertising, Inc.                                           Virginia

Lane Furniture Industries, Inc.                                  Delaware

The Lane Company, Incorporated                                   Virginia

Thomasville Furniture Industries, Inc.                           Delaware

Thomasville Furniture Latin America, S.A.                        Panama

Thomasville Home Furnishings, Inc.                               Delaware

Furniture Brands Export Co., Ltd.                                Barbados